As filed with the Securities and Exchange Commission on September 14, 2005
                              Registration No. 333-____

                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM S-8
                         REGISTRATION STATEMENT UNDER
                     THE SECURITIES EXCHANGE ACT OF 1933


                                EMC INSURANCE GROUP INC.
                    ------------------------------------------------
                   (Exact name of issuer as specified in its charter)

             Iowa                                         42-6234555
-------------------------------                        -----------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                 717 Mulberry Street, Des Moines, Iowa   50309
               --------------------------------------------------
              (Address of principal executive office and Zip Code)


                    2003 Employers Mutual Casualty Company
                         Incentive Stock Option Plan
                    ----------------------------------------
                           (Full title of the plan)

                   Donald D. Klemme, EMC Insurance Group Inc.
                  717 Mulberry Street, Des Moines, Iowa 50309
                  -------------------------------------------
                    (Name and address of agent for service)


                               (515) 280-2626
          -----------------------------------------------------------
         (Telephone number, including area code, of agent for service)

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                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                                      Proposed       Proposed
                                      Maximum        Maximum
                       Amount to      Offering       Aggregate      Amount Of
Title Of Securities        Be          Price         Offering     Registration
To Be Registered       Registered (1) Per Share (2)  Price (1)(2)      Fee (3)
------------------------------------------------------------------------------
COMMON STOCK,           1,000,000
$1.00 PAR VALUE           shares        $17.96       $17,960,000    $2,113.89
------------------------------------------------------------------------------


(1) Amount represents the number of shares issuable pursuant to the above-referenced Plan, which is in addition to the 500,000 shares registered on Registration Statement No. 333-103722. In addition, this Registration Statement covers an indeterminate amount of additional securities which may be issued under the above-referenced Plan pursuant to the share adjustment provisions of such Plan.

(2) Estimated in accordance with Rules 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low sales prices of the Registrant's Common Stock on the NASDAQ National Market System on September 13, 2005.

(3) On March 11, 2003, registration fees of $799.02 were paid with respect to the 500,000 shares of Common Stock registered pursuant to Registration Statement No. 333-103722. Additional fees of $2,113.89 with respect to the additional 1,000,000 shares of Common Stock registered pursuant to this Registration Statement are being paid on the date hereof pursuant to Instruction E of Form S-8.

                    Registration of Additional Securities

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 1,000,000 additional shares of EMC Insurance Group Inc. (the "Registrant") common stock, par value $1.00 per share, authorized to be issued upon exercise of stock options that may be granted under the 2003 Employers Mutual Casualty Company Incentive Stock Option Plan. The contents of the Registrant's Registration Statement on Form S-8, except for Items 3 and 8, with respect to the 2003 Employers Mutual Casualty Company Incentive Stock Option Plan, Registration No. 333-103722, as filed with the Securities and Exchange Commission on March 11, 2003, are hereby incorporated by reference pursuant to Instruction E of Form S-8.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

The following documents, filed by the Registrant with the Commission, are incorporated herein by reference:

   (1) The Registrant's Annual Report on Form 10-K for the calendar year ended December 31, 2004, filed pursuant to Section 13 of the Exchange Act.

   (2) The Registrant's Quarterly Report on Form 10-Q for the three month period ended March 31, 2005, filed pursuant to Section 13 of the Exchange Act.

   (3) The Registrant's Quarterly Report on Form 10-Q for the three and six month periods ended June 30, 2005, filed pursuant to Section 13 of the Exchange Act.

   (4) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

   (5) Registrant's Current Reports on Form 8-K filed on January 18, 2005, February 1, 2005, March 2, 2005, March 10, 2005 and May 27, 2005.

   (6) All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof, and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents other than information in the documents that is not deemed to be filed with the Commission. Unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any current report on Form 8-K that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that such a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document.


ITEM 8.  EXHIBITS.

The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on September 14, 2005.

                                       EMC INSURANCE GROUP INC.


                                       /s/ Bruce G. Kelley
                                       ----------------------
                                       Bruce G. Kelley
                                       President and Chief Executive Officer





Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Bruce G. Kelley                                   September 14, 2005
-----------------------
Bruce G. Kelley
President, Chief Executive Officer
and Director

/s/ Mark E. Reese                                     September 14, 2005
-----------------------
Mark E. Reese
Senior Vice President - Chief Financial Officer

              *                                       September 14, 2005
-------------------------------------
    George C. Carpenter III, Director

              *                                       September 14, 2005
-------------------------------------
    David J. Fisher, Director

              *                                       September 14, 2005
-------------------------------------
    George W. Kochheiser,
    Chairman of the Board of Directors

              *                                       September 14, 2005
-------------------------------------
    Raymond A. Michel, Director

              *                                       September 14, 2005
-------------------------------------
    Fredrick A. Schiek, Director

              *                                       September 14, 2005
-------------------------------------
    Margaret A. Ball, Director

              *                                       September 14, 2005
-------------------------------------
    Joanne L. Stockdale, Director

        * By /s/ Mark E. Reese                        September 14, 2005
          ---------------------------
             Mark E. Reese
             (Attorney-in-Fact)





                                 EXHIBIT INDEX

Exhibit
Number     Exhibit
------     ------------------------------------------------------------------
    5      Opinion of Nyemaster, Goode, West, Hansell & O'Brien, P.C.
           with respect to the legality of securities

   23      Consents of experts and counsel:

           23.1 Consent of Nyemaster, Goode, West, Hansell & O'Brien, P.C. (contained in Exhibit 5)

           23.2    Consent of Independent Registered Public Accounting Firm

   24      Power of Attorney